Exhibit 99.1

	Key Financial Data*	4Q25	3Q25	4Q24	Fourth Quarter 2025 Highlights

Income Statement	($s in millions)
■EPS of $1.13, up 8% QoQ; ROTCE of 12.2%
–Continued strong Private Bank progress, contributing $0.10 to EPS, up $0.02 QoQ
■PPNR of $814 million, up 4% QoQ, 19% YoY
–NII up 3.3% QoQ as NIM continues to expand, up 7 bps to 3.07%
–Strong fee performance led by Wealth, up 5% QoQ and 31% YoY, and Capital Markets, up 16% YoY
–Positive operating leverage of 1.3% QoQ; 5.2% YoY
–Efficiency ratio improved 79 bps to 62.2%
■Loans up 1% QoQ on a spot and average basis with growth led by Private Bank and Commercial
–Lower Non-Core runoff and balance sheet optimization impacts
■Continuing favorable credit trends; net charge-offs of 43 bps, down 3 bps QoQ
■Strong ACL coverage of 1.53%, down slightly QoQ, reflecting improved loan mix
■Average deposits up 2% QoQ driven by growth in Private Bank and Commercial
–Private Bank spot deposits of $14.5 billion
–Interest-bearing deposit costs down 15 bps QoQ
■Strong liquidity profile; spot LDR of 77.8%
■Strong CET1 ratio of 10.6%; 9.5% adjusted for AOCI opt-out removal
■TBV/share of $38.07, up 4% QoQ

	Total revenue	$2,157	$2,118	$1,986
	Pre-provision profit	814	783	670
	Underlying pre-provision profit	814	783	684
	Provision for credit losses	137	154	162
	Net income	528	494	401
	Underlying net income	528	494	412

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$142.7	$140.9	$139.2
	Average loans and leases	141.8	140.0	140.9
	Period-end deposits	183.3	180.0	174.8
	Average deposits	179.9	176.0	174.3
	Period-end loan-to-deposit ratio	77.8%	78.3%	79.6%
	NCO ratio	0.43%	0.46%	0.53%

Financial Metrics	Diluted EPS	$1.13	$1.05	$0.83
	Underlying Diluted EPS	1.13	1.05	0.85
	ROTCE	12.2%	11.7%	10.4%
	Underlying ROTCE	12.2	11.7	10.7
	Net interest margin, FTE	3.07	3.00	2.87
	Efficiency ratio	62.2	63.0	66.3
	Underlying efficiency ratio	62.2	63.0	65.4
	CET1	10.6%	10.7%	10.8%
	TBV/Share	$38.07	$36.73	$32.34

Notable Items		4Q25		3Q25		4Q24
	($s in millions except per share data)	Pre-tax $	EPS	Pre-tax $	EPS	Pre-tax $	EPS
	Integration-related	$—	$—	$—	$—	$(2)	$—
	TOP/Other	—	—	—	—	(12)	(0.02)
	Total	$—	$—	$—	$—	$(14)	$(0.02)

Citizens also announced that its board of directors declared a quarterly common stock dividend of $0.46 per share. The dividend is payable on February 18, 2026 to shareholders of record at the close of business on February 4, 2026.

*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends									Full Year
				4Q25 change from								2025 change from 2024
($s in millions, except per share data)	4Q25	3Q25	4Q24	3Q25			4Q24			2025	2024
Earnings				$/bps/%		%	$/bps/%		%			$/bps
Net interest income	$1,537	$1,488	$1,412	$49		3%	$125		9%	$5,853	$5,633	$220
Noninterest income	620	630	574	(10)		(2)	46		8	2,394	2,176	218
Total revenue	2,157	2,118	1,986	39		2	171		9	8,247	7,809	438
Noninterest expense	1,343	1,335	1,316	8		1	27		2	5,311	5,234	77
Pre-provision profit	814	783	670	31		4	144		21	2,936	2,575	361
Provision for credit losses	137	154	162	(17)		(11)	(25)		(15)	608	687	(79)
Net income	528	494	401	34		7	127		32	1,831	1,509	322
Preferred dividends/other(2)	39	37	34	2		5	5		15	143	137	6
Net income available to common stockholders	$489	$457	$367	$32		7%	$122		33%	$1,688	$1,372	$316
After-tax notable Items	—	—	11	—		—	(11)		(100)	—	98	(98)
Underlying net income	$528	$494	$412	$34		7%	$116		28%	$1,831	$1,607	$224
Underlying net income available to common stockholders	489	457	378	32		7	111		29	1,688	1,470	218
Average common shares outstanding
Basic (in millions)	429.5	431.4	440.8	(1.9)		—	(11.3)		(3)	433.2	450.7	(17.5)
Diluted (in millions)	434.1	435.5	444.8	(1.4)		—	(10.8)		(2)	436.9	453.5	(16.6)
Diluted earnings per share	$1.13	$1.05	$0.83	$0.08		8%	$0.30		36%	$3.86	$3.03	$0.83
Underlying diluted earnings per share	1.13	1.05	0.85	0.08		8	0.28		33	3.86	3.24	$0.62
Performance metrics
Net interest margin	3.06%	2.99%	2.86%	7	bps		20	bps		2.97%	2.84%	13	bps
Net interest margin, FTE	3.07	3.00	2.87	7			20			2.98	2.85	13
Effective income tax rate	22.0	21.4	21.0	65			99			21.3	20.1	128
Efficiency ratio	62.2	63.0	66.3	(79)			(403)			64.4	67.0	(263)
Underlying efficiency ratio	62.2	63.0	65.4	(79)			(312)			64.4	65.2	(75)
Return on average tangible common equity	12.2	11.7	10.4	43			182			11.2	9.8	139
Underlying return on average tangible common equity	12.2	11.7	10.7	43			152			11.2	10.5	69
Return on average total tangible assets	0.98	0.93	0.76	5			22			0.87	0.71	16
Underlying return on average total tangible assets	0.98%	0.93%	0.78%	5	bps		20	bps		0.87%	0.76%	11	bps
Capital adequacy(3,4)
Common equity tier 1 capital ratio	10.6%	10.7%	10.8%
Total capital ratio	13.8	13.9	14.0
Tier 1 leverage ratio	9.4	9.4	9.4
Tangible common equity ratio	7.5	7.4	6.8
Allowance for credit losses to loans and leases	1.53%	1.56%	1.62%	(3)	bps		(9)	bps
Asset quality(4)
Nonaccrual loans and leases to loans and leases	1.05%	1.08%	1.20%	(3)	bp		(15)	bps
Allowance for credit losses to nonaccrual loans and leases	145	145	136	—%			9%
Net charge-offs as a % of average loans and leases	0.43%	0.46%	0.53%	(3)	bps		(10)	bps		0.49%	0.52%	(3)	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) 3Q25 includes preferred stock early redemption costs of $5 million.
(3) Current reporting-period regulatory capital ratios are preliminary.
(4) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.

The following table provides information on Underlying results which exclude the impact of notable items, recorded in 2024.

Underlying results:

	Quarterly Trends									Full Year
				4Q25 change from								2025 Change
($s in millions, except per share data)	4Q25	3Q25	4Q24	3Q25			4Q24			2025	2024	from 2024
				$/bps		%	$/bps		%			%
Net interest income	$1,537	$1,488	$1,412	$49		3%	$125		9%	$5,853	$5,633	4%
Noninterest income	620	630	564	(10)		(2)	56		10	2,394	2,161	11
Total revenue	$2,157	$2,118	$1,976	$39		2%	$181		9%	$8,247	$7,794	6%
Noninterest expense	1,343	1,335	1,292	8		1	51		4	5,311	5,078	5
Provision for credit losses	137	154	162	(17)		(11)	(25)		(15)	608	687	(11)
Net income available to common stockholders	$489	$457	$378	$32		7%	$111		29%	$1,688	$1,470	15%
Performance metrics
EPS	$1.13	$1.05	$0.85	$0.08		8%	$0.28		33%	$3.86	$3.24	19%
Efficiency ratio	62.2%	63.0%	65.4%	(79)	bps		(312)	bps		64.4%	65.2%	(75)
Return on average tangible common equity	12.2%	11.7%	10.7%	43	bps		152	bps		11.2%	10.5%	69	bps

Consolidated balance sheet summary(1):

				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25			4Q24
				$/bps		%	$/bps		%
Total assets	$226,351	$222,747	$217,521	$3,604		2%	$8,830		4%
Total loans and leases	142,692	140,870	139,203	1,822		1	3,489		3
Total loans held for sale	1,198	1,334	858	(136)		(10)	340		40
Deposits	183,313	180,011	174,776	3,302		2	8,537		5
Stockholders' equity	26,317	25,829	24,254	488		2	2,063		9
Stockholders' common equity	24,206	23,718	22,141	488		2	2,065		9
Tangible common equity	$16,341	$15,848	$14,246	$493		3%	$2,095		15%
Loan-to-deposit ratio (period-end)(2)	77.8%	78.3%	79.6%	(42)	bps		(181)	bps
Loan-to-deposit ratio (average)(2)	78.8%	79.6%	80.9%	(75)	bps		(206)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
There are no notable items in 2025, as our intention going forward is to limit these to those items of greatest significance. Fourth quarter 2024 and full year 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives. These notable items were excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	4Q25		3Q25		4Q24		FY 2025		FY 2024
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$—	$—	$—	$—	$(2)	$(1)	$—	$—	$(9)	$(6)
Equipment and software	—	—	—	—	—	—	—	—	—	—
Outside services	—	—	—	—	—	—	—	—	(1)	(1)
Occupancy	—	—	—	—	—	—	—	—	—	—
Other expense	—	—	—	—	—	—	—	—	—	—
Noninterest expense	$—	$—	$—	$—	$(2)	$(1)	$—	$—	$(10)	$(7)

EPS Impact - Noninterest expense		$—		$—		$—		$—		$(0.02)

Total Integration-related	$—	$—	$—	$—	$(2)	$(1)	$—	$—	$(10)	$(7)

EPS Impact - Total Integration-related		$—		$—		$—		$—		$(0.02)

Other notable items - TOP & Other	4Q25		3Q25		4Q24		FY 2025		FY 2024
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$—	$—	$—	$—	$7

Noninterest income	—	—	—	—	10	8	—	—	15	11

Salaries & benefits	—	—	—	—	(15)	(12)	—	—	(37)	(27)
Equipment and software	—	—	—	—	(3)	(2)	—	—	(17)	(13)
Outside services	—	—	—	—	(4)	(3)	—	—	(27)	(21)
Occupancy	—	—	—	—	(5)	(4)	—	—	(19)	(14)
FDIC special assessment(1)	—	—	—	—	9	6	—	—	(31)	(24)
Other expense	—	—	—	—	(4)	(3)	—	—	(15)	(10)
Noninterest expense	$—	$—	$—	$—	$(22)	$(18)	$—	$—	$(146)	$(109)

Total Other Notable Items	$—	$—	$—	$—	$(12)	$(10)	$—	$—	$(131)	$(91)

EPS Impact - Other Notable Items		$—		$—		$(0.02)		$—		$(0.19)

Total Notable Items	$—	$—	$—	$—	$(14)	$(11)	$—	$—	$(141)	$(98)

Total EPS Impact		$—		$—		$(0.02)		$—		$(0.21)
(1) The FDIC special assessment earnings per share impact is $0.01 and $(0.05) for fourth quarter 2024 and full year 2024 respectively.

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25			4Q24
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,923	$1,928	$1,931	$(5)		—%	$(8)		—%
Investment securities	434	433	419	1		—	15		4
Interest-bearing deposits in banks	89	97	112	(8)		(8)	(23)		(21)
Total interest income	$2,446	$2,458	$2,462	$(12)		—%	$(16)		(1)%
Interest expense:
Deposits	$781	$816	$883	$(35)		(4)%	$(102)		(12)%
Short-term borrowed funds	—	5	1	(5)		(100)	(1)		(100)
Long-term borrowed funds	128	149	166	(21)		(14)	(38)		(23)
Total interest expense	$909	$970	$1,050	$(61)		(6)%	$(141)		(13)%
Net interest income	$1,537	$1,488	$1,412	$49		3%	$125		9%

Net interest margin, FTE	3.07%	3.00%	2.87%	7	bps		20	bps

Fourth quarter 2025	vs.	third quarter 2025
Net interest income of $1.5 billion increased 3.3%, reflecting a higher net interest margin along with a 1% increase in average interest-earning assets.
•Net interest margin of 3.07% increased 7 basis points, reflecting the benefit of Non-Core runoff and lower terminated swap impacts, fixed-rate asset repricing and improved funding costs, partially offset by lower asset yields.
•Interest-bearing deposit costs decreased 15 basis points to 2.20%; total deposit costs decreased 12 basis points to 1.72%; total cost of funds decreased 15 basis points to 1.90%.

Fourth quarter 2025	vs.	fourth quarter 2024
Net interest income of $1.5 billion increased 9%, primarily reflecting a higher net interest margin.
•Net interest margin of 3.07% increased 20 basis points, largely driven by the benefit of Non-Core runoff and terminated swap impacts, as well as fixed-rate asset repricing benefits, partially offset by lower asset yields.

Citizens Financial Group, Inc.

Noninterest Income				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25		4Q24
				$	%	$	%
Service charges and fees	$112	$112	$109	$—	—%	$3	3%
Capital markets fees	140	166	121	(26)	(16)	19	16
Wealth fees	98	93	75	5	5	23	31
Card fees	86	87	97	(1)	(1)	(11)	(11)
Mortgage banking fees	52	49	60	3	6	(8)	(13)
Foreign exchange and derivative products	34	42	35	(8)	(19)	(1)	(3)
Letter of credit and loan fees	49	48	45	1	2	4	9
Securities gains, net	7	2	4	5	250	3	75
Other income(1)	42	31	28	11	35	14	50
Noninterest income	$620	$630	$574	$(10)	(2)%	$46	8%
Underlying, as applicable
Card fees	$86	$87	$86	$(1)	(1)	$—	—
Other income(1)	$42	$31	$29	$11	35	$13	45
Underlying noninterest income	$620	$630	$564	$(10)	(2)%	$56	10%
(1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Fourth quarter 2025	vs.	third quarter 2025
Noninterest income of $620 million decreased $10 million, or 2%.
•Capital markets fees were strong, though decreased by $26 million relative to an exceptional third quarter. Several M&A and equity deals pushed into 2026 given impacts associated with the government shutdown in the quarter, with roughly $20 million in fees pushing into 1Q26. Loan syndication fees were higher in the quarter.
•Wealth fees increased $5 million to an all-time high, given an increase in advisory fees, primarily driven by net inflows and market appreciation.
•Mortgage banking fees increased $3 million, as higher MSR valuation results, net of hedge impact, were largely offset by lower servicing.
•FX and derivative products decreased $8 million primarily reflecting lower client interest rate hedging activity in anticipation of lower rates.
•Other income increased $11 million, reflecting favorable performance across several small revenue items.

Fourth quarter 2025	vs.	fourth quarter 2024
Underlying noninterest income of $620 million increased $56 million, or 10%.
•Capital markets fees increased $19 million, driven by higher debt and equity underwriting and loan syndication fees, partially offset by lower M&A fees.
•Wealth fees increased $23 million, primarily reflecting growth in AUM, mainly driven by net inflows.
•Other income increased $13 million, reflecting favorable performance across several small revenue items.

Citizens Financial Group, Inc.

Noninterest Expense				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25		4Q24
				$	%	$	%
Salaries and employee benefits	$716	$705	$674	$11	2%	$42	6%
Equipment and software	199	197	193	2	1	6	3
Outside services	148	161	170	(13)	(8)	(22)	(13)
Occupancy	109	106	112	3	3	(3)	(3)
Other operating expense	171	166	167	5	3	4	2
Noninterest expense	$1,343	$1,335	$1,316	$8	1%	$27	2%
Notable items	$—	$—	$24	$—	—%	$(24)	(100)%

Underlying, as applicable
Salaries and employee benefits	$716	$705	$657	$11	2%	$59	9%
Equipment and software	199	197	190	2	1	9	5
Outside services	148	161	166	(13)	(8)	(18)	(11)
Occupancy	109	106	107	3	3	2	2
Other operating expense	171	166	172	5	3	(1)	(1)
Underlying noninterest expense	$1,343	$1,335	$1,292	$8	1%	$51	4%

Fourth quarter 2025	vs.	third quarter 2025
Noninterest expense of $1.3 billion increased 0.6%.
•Salaries and employee benefits increased $11 million, reflecting hiring related to the Private Bank and Private Wealth buildout, higher incentive compensation and medical benefit costs.
•Outside services decreased $13 million, primarily driven by lower technology costs.
•Other operating expense increased $5 million, reflecting seasonal factors.
The effective tax rate was 22.0% in fourth quarter 2025 compared with 21.4% in third quarter 2025.

Fourth quarter 2025	vs.	fourth quarter 2024
Underlying noninterest expense of $1.3 billion increased 4%.
•Salaries and employee benefits increased $59 million, reflecting hiring related to the Private Bank and Private Wealth buildout, strong Capital Markets fee performance, and increased medical benefit costs.
•Equipment and software increased $9 million, reflecting technology investments.
•Outside services decreased $18 million, largely driven by lower vendor-related costs.
The effective tax rate was 22.0% in fourth quarter 2025 compared with 21.2% on an Underlying basis in fourth quarter 2024, primarily reflecting less benefit from tax-advantaged investments given higher income and higher state taxes.

Citizens Financial Group, Inc.

Interest-earning assets				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25		4Q24
Period-end interest-earning assets				$	%	$	%
Investments	$44,650	$44,456	$42,217	$194	—%	$2,433	6%
Interest-bearing deposits in banks	12,224	11,090	9,827	1,134	10	2,397	24
Commercial loans and leases	73,812	72,493	69,776	1,319	2	4,036	6
Retail loans	68,880	68,377	69,427	503	1	(547)	(1)
Total loans and leases	142,692	140,870	139,203	1,822	1	3,489	3
Loans held for sale	1,198	1,334	858	(136)	(10)	340	40
Total loans and leases and loans held for sale	143,890	142,204	140,061	1,686	1	3,829	3
Total period-end interest-earning assets	$200,764	$197,750	$192,105	$3,014	2%	$8,659	5%
Average interest-earning assets(1)
Investments	$46,731	$46,453	$44,823	$278	1%	$1,908	4%
Interest-bearing deposits in banks	9,156	9,015	9,459	141	2	(303)	(3)
Commercial loans and leases	73,151	72,150	71,355	1,001	1	1,796	3
Retail loans	68,606	67,861	69,592	745	1	(986)	(1)
Total loans and leases	141,757	140,011	140,947	1,746	1	810	1
Loans held for sale	1,523	2,119	1,384	(596)	(28)	139	10
Total loans and leases and loans held for sale	143,280	142,130	142,331	1,150	1	949	1
Total average interest-earning assets	$199,167	$197,598	$196,613	$1,569	1%	$2,554	1%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

Fourth quarter 2025	vs.	third quarter 2025
Period-end interest-earning assets of $200.8 billion increased $3.0 billion, or 2%, reflecting a $1.1 billion increase in cash held in interest-bearing deposits and a $194 million increase in investments in securities. Total loans and leases increased $1.8 billion, as growth in the Private Bank, net new money originations in corporate banking and higher commercial line utilization, as well as growth in home equity and mortgage, were partially offset by commercial real estate paydowns and the runoff of Non-Core loans.
Average interest-earning assets of $199.2 billion increased $1.6 billion, or 1%, reflecting a $1.7 billion increase in total loans and leases and a $141 million increase in cash held in interest-bearing deposits, partially offset by a $596 million decrease in loans held for sale related to the final settlement of the Non-Core education loans sold.
The average effective duration of the securities portfolio was 3.8 years, compared with 3.6 years at September 30, 2025 and 3.7 years at December 31, 2024.

Fourth quarter 2025	vs.	fourth quarter 2024
Period-end interest-earning assets of $200.8 billion increased $8.7 billion, or 5%, reflecting a $2.4 billion increase in investments in securities, a $2.4 billion increase in cash held in interest-bearing deposits and a $3.8 billion increase in total loans and leases and loans held for sale. The increase in total loans and leases and loans held for sale was driven by $4.0 billion growth in commercial given net new money originations in corporate banking and higher commercial line utilization, as well as growth in the Private Bank, partially offset by commercial real estate paydowns. This was partially offset by a decline in retail of $547 million, as $4.9 billion of growth in home equity and mortgage was more than offset by Non-Core portfolio runoff.
Average interest-earning assets of $199.2 billion increased $2.6 billion, primarily reflecting a $1.9 billion increase in investments in securities and a $949 million increase in total loans and leases and loans held for sale.

Citizens Financial Group, Inc.

Deposits				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25		4Q24
Period-end deposits				$	%	$	%
Non-interest bearing demand	$40,417	$39,472	$36,920	$945	2%	$3,497	9%
Checking with interest	37,428	35,219	33,246	2,209	6	4,182	13
Savings	24,353	24,759	25,976	(406)	(2)	(1,623)	(6)
Money market	60,062	59,709	55,321	353	1	4,741	9
Time	21,053	20,852	23,313	201	1	(2,260)	(10)
Total period-end deposits	$183,313	$180,011	$174,776	$3,302	2%	$8,537	5%
Average deposits
Non-interest bearing demand	$38,993	$38,070	$36,704	$923	2%	$2,289	6%
Checking with interest	36,257	34,748	32,720	1,509	4	3,537	11
Savings	24,477	25,001	26,237	(524)	(2)	(1,760)	(7)
Money market	58,904	57,783	54,548	1,121	2	4,356	8
Time	21,226	20,355	24,053	871	4	(2,827)	(12)
Total average deposits	$179,857	$175,957	$174,262	$3,900	2%	$5,595	3%

Fourth quarter 2025	vs.	third quarter 2025
Total period-end deposits of $183.3 billion are up 2%, driven by growth in Private Bank, commercial, and retail, primarily across checking with interest, demand deposits and money market, partially offset by lower savings. Private Bank deposits reached $14.5 billion at year end.
Average deposits of $179.9 billion increased 2%, reflecting the same factors.

Fourth quarter 2025	vs.	fourth quarter 2024
Total period-end deposits of $183.3 billion increased 5%, primarily reflecting growth in Private Bank of $7.5 billion, and $3.5 billion in Commercial, partially offset by a $2.3 billion reduction in higher-cost Treasury brokered deposits.
Average deposits of $179.9 billion were up 3%.

Citizens Financial Group, Inc.

Borrowed Funds				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25		4Q24
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$58	$214	$—	$(156)	(73) %	$58	100%
Long-term borrowed funds
FHLB advances	2,014	14	53	2,000	NM	1,961	NM
Senior debt	6,328	6,825	7,168	(497)	(7)	(840)	(12)
Subordinated debt and other debt	1,284	1,620	1,805	(336)	(21)	(521)	(29)
Auto collateralized borrowings	1,598	1,982	3,375	(384)	(19)	(1,777)	(53)
Total borrowed funds	$11,282	$10,655	$12,401	$627	6%	$(1,119)	(9)%
Average borrowed funds
Short-term borrowed funds	$221	$589	$41	$(368)	(62) %	$180	NM
Long-term borrowed funds
FHLB advances	35	1,009	172	(974)	(97) %	(137)	(80)
Senior debt	6,642	6,823	7,316	(181)	(3)	(674)	(9)
Subordinated debt and other debt	1,405	1,622	1,808	(217)	(13)	(403)	(22)
Auto collateralized borrowings	1,774	2,189	3,593	(415)	(19)	(1,819)	(51)
Total average borrowed funds	$10,077	$12,232	$12,930	$(2,155)	(18)%	$(2,853)	(22)%

Fourth quarter 2025	vs.	third quarter 2025
Period-end borrowed funds increased $627 million, reflecting a $2.0 billion increase in FHLB advances largely offset by decreases in senior debt and subordinated debt of $497 million and $336 million, respectively, given redemptions, as well as a $384 million decrease in collateralized borrowings on auto loans as the associated portfolio runs down.
Average borrowed funds decreased $2.2 billion, driven by decreases in FHLB advances and short-term borrowed funds of $974 million and $368 million, respectively, a $415 million decrease in auto collateralized borrowings, as well as decreases in senior and subordinated debt of $181 million and $217 million, respectively, given the impact of redemptions.

Fourth quarter 2025	vs.	fourth quarter 2024
Period-end borrowed funds decreased by $1.1 billion, reflecting decreases of $1.8 billion in auto collateralized borrowings, given runoff of the associated portfolio, $840 million in senior and $521 million in subordinated debt given the impact of redemptions, partially offset by $2.0 billion in FHLB advances.
Average borrowed funds decreased by $2.9 billion, given a $1.8 billion decrease in auto collateralized borrowings, and decreases in senior and subordinated debt of $674 million and $403 million respectively, given the impact of redemptions.

Citizens Financial Group, Inc.

Capital				4Q25 change from
($s and shares in millions, except per share data)	4Q25	3Q25	4Q24	3Q25		4Q24
Period-end capital				$	%	$	%
Stockholders' equity	$26,317	$25,829	$24,254	$488	2%	$2,063	9%
Stockholders' common equity	24,206	23,718	22,141	488	2	2,065	9
Tangible common equity	16,341	15,848	14,246	493	3	2,095	15
Tangible book value per common share	$38.07	$36.73	$32.34	$1.34	4%	$5.73	18%
Common shares - at end of period	429.2	431.5	440.5	(2.2)	(1)	(11.3)	(3)
Common shares - average (diluted)	434.1	435.5	444.8	(1.4)	—%	(10.8)	(2)%
Common equity tier 1 capital ratio(1)	10.6%	10.7%	10.8%
Total capital ratio(1)	13.8	13.9	14.0
Tangible common equity ratio	7.5	7.4	6.8
Tier 1 leverage ratio(1)	9.4	9.4	9.4
(1) Current reporting-period regulatory capital ratios are preliminary.

Fourth quarter 2025
•The CET1 capital ratio of 10.6% as of December 31, 2025 compares with 10.7% at September 30, 2025 and 10.8% at December 31, 2024.
•Total capital ratio of 13.8% compares with 13.9% at September 30, 2025 and 14.0% as of December 31, 2024.
•Tangible common equity ratio of 7.5% compares with 7.4% at September 30, 2025 and 6.8% as of December 31, 2024.
•Tangible book value per common share of $38.07 increased 4% compared with third quarter 2025, reflecting higher net income and AOCI benefit from lower long-term rates.
•Paid $201 million in common dividends to shareholders during fourth quarter 2025. This compares with $184 million in common dividends during third quarter 2025 and $188 million during fourth quarter 2024, given the fourth quarter 2025 increase in the quarterly dividend per share of $0.04 to $0.46.
•Repurchased $125 million of common shares during fourth quarter 2025, compared with $75 million in third quarter 2025 and $225 million in fourth quarter 2024.

Citizens Financial Group, Inc.

Credit quality review				4Q25 change from
($s in millions)	4Q25	3Q25	4Q24	3Q25		4Q24
				$/bps/%	%	$/bps/%		%
Nonaccrual loans and leases(1)	$1,504	$1,518	$1,664	$(14)	(1)%	$(160)		(10)%
90+ days past due and accruing(2)	169	162	196	7	4	(27)		(14)
Net charge-offs	155	162	189	(7)	(4)	(34)		(18)
Provision for credit losses	137	154	162	(17)	(11)	(25)		(15)
Allowance for credit losses	$2,183	$2,201	$2,259	$(18)	(1)%	$(76)		(3)%
Nonaccrual loans and leases to loans and leases	1.05%	1.08%	1.20%	(3) bps		(15)	bps
Net charge-offs as a % of total loans and leases	0.43	0.46	0.53	(3)		(10)
Allowance for credit losses to loans and leases	1.53	1.56	1.62	(3)		(9)
Allowance for credit losses to nonaccrual loans and leases	145%	145%	136%	—%		9%
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $141 million, $114 million, and $172 million of loans fully or partially guaranteed by the FHA, VA, and USDA for December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

Fourth quarter 2025	vs.	third quarter 2025
•Nonaccrual loans of $1.5 billion decreased 1% reflecting a decrease in commercial real estate, partially offset by an increase in C&I and residential real estate secured. The nonaccrual loans to total loans ratio of 1.05% compares with 1.08% at September 30, 2025.
•Net charge-offs of $155 million, or 43 basis points of average loans and leases, compares with 46 basis points in the prior quarter, with the decrease driven primarily by commercial real estate.
•The fourth quarter 2025 provision for credit losses of $137 million compares with $154 million for third quarter 2025.
•The ratio of allowance for credit losses to total loans of 1.53% was down slightly compared with 1.56% as of September 30, 2025 reflecting improved loan mix given the continued reduction in the Non-Core portfolio and a decrease in commercial real estate balances, with originations primarily in C&I and retail real estate secured that have a lower loss content profile.
•The allowance for credit losses to nonaccrual loans and leases ratio of 145% is stable with September 30, 2025.

Fourth quarter 2025	vs.	fourth quarter 2024
•Nonaccrual loans decreased 10% given a 20% decrease in commercial real estate and a 6% decrease in retail, reflecting decreases in education, other retail and auto, partially offset by increases in residential real estate secured categories. The nonaccrual loans to total loans ratio of 1.05% compares with 1.20% at December 31, 2024.
•Net charge-offs of $155 million, or 43 basis points of average loans and leases compares with 53 basis points for fourth quarter 2024. This reflects a decrease in commercial real estate and a decrease in retail, driven by reductions in education, auto and other retail, partially offset by an increase in C&I.
•Provision for credit losses of $137 million decreased compared with a $162 million provision in fourth quarter 2024 reflecting the runoff of the Non-Core portfolio and improving loan mix.
•Allowance for credit losses of $2.2 billion decreased $76 million compared with December 31, 2024 given the benefit of the sale of Non-Core education loans, continued Non-Core runoff and other improvements in loan mix. Allowance for credit losses ratio of 1.53% as of December 31, 2025 compares with 1.62% as of December 31, 2024.
•The allowance for credit losses to nonaccrual loans and leases ratio of 145% compares with 136% as of December 31, 2024.

Citizens Financial Group, Inc.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $226.4 billion in assets as of December 31, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail, private banking, wealth management and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. Consumer Banking includes Citizens Private Bank and Private Wealth, which integrate banking services and wealth management solutions to serve high- and ultra-high-net-worth individuals and families, as well as investors, entrepreneurs and businesses. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q25 Change						2025 Change
		4Q25	3Q25	4Q24	3Q25		4Q24		2025	2024	2024
					$	%	$	%			$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$620	$630	$574	($10)	(2%)	$46	8%	$2,394	$2,176	$218	10%
Less: Notable items		—	—	10	—	—	(10)	(100)	—	15	(15)	(100)
Noninterest income, Underlying (non-GAAP)		$620	$630	$564	($10)	(2%)	$56	10%	$2,394	$2,161	$233	11%
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,157	$2,118	$1,986	$39	2%	$171	9%	$8,247	$7,809	$438	6%
Less: Notable items		—	—	10	—	—	(10)	(100)	—	15	(15)	(100)
Total revenue, Underlying (non-GAAP)	B	$2,157	$2,118	$1,976	$39	2%	$181	9%	$8,247	$7,794	$453	6%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,343	$1,335	$1,316	$8	1%	$27	2%	$5,311	$5,234	$77	1%
Less: Notable items		—	—	24	—	—	(24)	(100)	—	156	(156)	(100)
Noninterest expense, Underlying (non-GAAP)	D	$1,343	$1,335	$1,292	$8	1%	$51	4%	$5,311	$5,078	$233	5%
Pre-provision profit:
Total revenue (GAAP)	A	$2,157	$2,118	$1,986	$39	2%	$171	9%	$8,247	$7,809	$438	6%
Less: Noninterest expense (GAAP)	C	1,343	1,335	1,316	8	1	27	2	5,311	5,234	77	1
Pre-provision profit (non-GAAP)		$814	$783	$670	$31	4%	$144	21%	$2,936	$2,575	$361	14%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,157	$2,118	$1,976	$39	2%	$181	9%	$8,247	$7,794	$453	6%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,343	1,335	1,292	8	1	51	4	5,311	5,078	233	5
Pre-provision profit, Underlying (non-GAAP)		$814	$783	$684	$31	4%	$130	19%	$2,936	$2,716	$220	8%
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$677	$629	$508	$48	8%	$169	33%	$2,328	$1,888	$440	23%
Less: Income (expense) before income tax expense (benefit) related to notable items		—	—	(14)	—	—	14	100	—	(141)	141	100
Income before income tax expense, Underlying (non-GAAP)	F	$677	$629	$522	$48	8%	$155	30%	$2,328	$2,029	$299	15%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$149	$135	$107	$14	10%	$42	39%	$497	$379	$118	31%
Less: Income tax expense (benefit) related to notable items		—	—	(3)	—	—	3	100	—	(43)	43	100
Income tax expense, Underlying (non-GAAP)	H	$149	$135	$110	$14	10%	$39	35%	$497	$422	$75	18%
Net income, Underlying:
Net income (GAAP)	I	$528	$494	$401	$34	7%	$127	32%	$1,831	$1,509	$322	21%
Add: Notable items, net of income tax benefit		—	—	11	—	—	(11)	(100)	—	98	(98)	(100)
Net income, Underlying (non-GAAP)	J	$528	$494	$412	$34	7%	$116	28%	$1,831	$1,607	$224	14%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$489	$457	$367	$32	7%	$122	33%	$1,688	$1,372	$316	23%
Add: Notable items, net of income tax benefit		—	—	11	—	—	(11)	(100)	—	98	(98)	(100)
Net income available to common stockholders, Underlying (non-GAAP)	L	$489	$457	$378	$32	7%	$111	29%	$1,688	$1,470	$218	15%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
					4Q25 Change								2025 Change
		4Q25	3Q25	4Q24	3Q25			4Q24			2025	2024	2024
					$/bps		%	$/bps		%			$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,157	$2,118	$1,986	$39		1.86%	$171		8.57%	$8,247	$7,809	$438		5.60%
Less: Noninterest expense (GAAP)	C	1,343	1,335	1,316	8		0.58	27		1.97	5,311	5,234	77		1.46
Operating leverage							1.28%			6.60%					4.14%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,157	$2,118	$1,976	$39		1.86%	$181		9.11%	$8,247	$7,794	$453		5.80%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,343	1,335	1,292	8		0.58	51		3.90	5,311	5,078	233		4.57
Operating leverage, Underlying (non-GAAP)							1.28%			5.21%					1.23%
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	62.24%	63.03%	66.27%	(79)	bps		(403)	bps		64.40%	67.03%	(263)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	62.24	63.03	65.36	(79)	bps		(312)	bps		64.40	65.15	(75)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	22.03%	21.38%	21.04%	65	bps		99	bps		21.34%	20.06%	128	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.03	21.38	21.17	65	bps		86	bps		21.34	20.80	54	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$23,823	$23,288	$22,009	$535		2%	$1,814		8%	$22,954	$21,881	$1,073		5%
Return on average common equity	K/M	8.16%	7.77%	6.64%	39	bps		152	bps		7.36%	6.27%	109	bps
Return on average common equity, Underlying (non-GAAP)	L/M	8.16	7.77	6.84	39	bps		132	bps		7.36	6.72	64	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$23,823	$23,288	$22,009	$535		2%	$1,814		8%	$22,954	$21,881	$1,073		5%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—		—	—		—	8,187	8,187	—		—
Less: Average other intangibles (GAAP)		120	126	136	(6)		(5)	(16)		(12)	131	143	(12)		(8)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	440	436	—		—	4		1	439	433	6		1
Average tangible common equity (non-GAAP)	N	$15,956	$15,415	$14,122	$541		4%	$1,834		13%	$15,075	$13,984	$1,091		8%
Return on average tangible common equity (non-GAAP)	K/N	12.18%	11.75%	10.36%	43	bps		182	bps		11.20%	9.81%	139	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	12.18	11.75	10.66	43	bps		152	bps		11.20	10.51	69	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$221,242	$219,117	$217,548	$2,125		1%	$3,694		2%	$218,597	$219,024	($427)		—%
Return on average total assets	I/O	0.95%	0.90%	0.73%	5	bps		22	bps		0.84%	0.69%	15	bps
Return on average total assets, Underlying (non-GAAP)	J/O	0.95	0.90	0.75	5	bps		20	bps		0.84	0.73	11	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$221,242	$219,117	$217,548	$2,125		1%	$3,694		2%	$218,597	$219,024	($427)		—%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—		—	—		—	8,187	8,187	—		—
Less: Average other intangibles (GAAP)		120	126	136	(6)		(5)	(16)		(12)	131	143	(12)		(8)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	440	436	—		—	4		1	439	433	6		1
Average tangible assets (non-GAAP)	P	$213,375	$211,244	$209,661	$2,131		1%	$3,714		2%	$210,718	$211,127	($409)		—%
Return on average total tangible assets (non-GAAP)	I/P	0.98%	0.93%	0.76%	5	bps		22	bps		0.87%	0.71%	16	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.98	0.93	0.78	5	bps		20	bps		0.87	0.76	11	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q25 Change						2025 Change
		4Q25	3Q25	4Q24	3Q25		4Q24		2025	2024	2024
					$/bps	%	$/bps	%			$/bps	%
Book value per common share and tangible book value per common share:
Common shares - at period-end (GAAP)	Q	429,242,174	431,453,142	440,543,381	(2,210,968)	(1%)	(11,301,207)	(3%)	429,242,174	440,543,381	(11,301,207)	(3%)
Common stockholders' equity (GAAP)	R	$24,206	$23,718	$22,141	$488	2	$2,065	9	$24,206	$22,141	$2,065	9
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—	8,187	8,187	—	—
Less: Other intangible assets (GAAP)		115	123	146	(8)	(7)	(31)	(21)	115	146	(31)	(21)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	440	438	(3)	(1)	(1)	—	437	438	(1)	—
Tangible common equity (non-GAAP)	S	$16,341	$15,848	$14,246	$493	3%	$2,095	15%	$16,341	$14,246	$2,095	15%
Book value per common share	R/Q	$56.39	$54.97	$50.26	$1.42	3%	$6.13	12%	$56.39	$50.26	$6.13	12%
Tangible book value per common share (non-GAAP)	S/Q	$38.07	$36.73	$32.34	$1.34	4%	$5.73	18%	$38.07	$32.34	$5.73	18%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	429,483,110	431,365,552	440,802,738	(1,882,442)	—%	(11,319,628)	(3%)	433,173,162	450,678,038	(17,504,876)	(4%)
Average common shares outstanding - diluted (GAAP)	U	434,077,960	435,472,350	444,836,786	(1,394,390)	—	(10,758,826)	(2)	436,890,731	453,510,245	(16,619,514)	(4)
Net income per average common share - basic (GAAP)	K/T	$1.14	$1.06	$0.83	$0.08	8	$0.31	37	$3.90	$3.05	$0.85	28
Net income per average common share - diluted (GAAP)	K/U	1.13	1.05	0.83	0.08	8	0.30	36	3.86	3.03	0.83	27
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.14	1.06	0.86	0.08	8	0.28	33	3.90	3.26	0.64	20
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.13	1.05	0.85	0.08	8	0.28	33	3.86	3.24	0.62	19
Common equity ratio and tangible common equity ratio:
Total assets (GAAP)	V	$226,351	$222,747	$217,521	3,604	2	$8,830	4%	$226,351	$217,521	$8,830	4%
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—	8,187	8,187	—	—
Less: Other intangible assets (GAAP)		115	123	146	(8)	(7)	(31)	(21)	115	146	(31)	(21)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	440	438	(3)	(1)	(1)	—	437	438	(1)	—
Tangible assets (non-GAAP)	W	$218,486	$214,877	$209,626	$3,609	2%	$8,860	4%	$218,486	$209,626	$8,860	4%
Common equity ratio (GAAP)	R/V	10.7%	10.6%	10.2%	4 bps		51 bps		10.7%	10.2%	51 bps
Tangible common equity ratio (non-GAAP)	S/W	7.5	7.4	6.8	10 bps		70 bps		7.5	6.8	70 bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
					4Q25 Change								2025 Change
		4Q25	3Q25	4Q24	3Q25			4Q24			2025	2024	2024
					$/bps		%	$/bps		%			$/bps			%
Net interest income and net interest margin on an FTE basis:
Net interest income (annualized) (GAAP)	X	$6,098	$5,902	$5,620	$196		3%	$478		9%	$5,853	$5,633	$220			4%
Average interest-earning assets (GAAP)	Y	199,167	197,598	196,613	1,569		1	2,554		1	197,048	198,072	(1,024)			(1)
Net interest margin (GAAP)	X/Y	3.06%	2.99%	2.86%	7	bps		20	bps		2.97%	2.84%	13	bps
Net interest income (GAAP)		$1,537	$1,488	$1,412	$49		3%	$125		9%	$5,853	$5,633	$220			4%
FTE adjustment		4	4	4	—		—	—		—	16	17	(1)			(6)
Net interest income on an FTE basis (non-GAAP)		1,541	1,492	1,416	49		3	125		9	5,869	5,650	219			4
Net interest income on an FTE basis (annualized) (non-GAAP)	Z	6,112	5,919	5,637	194		3	475		8	5,869	5,650	219			4
Net interest margin on an FTE basis (non-GAAP)	Z/Y	3.07%	3.00%	2.87%	7	bps		20	bps		2.98%	2.85%	13	bps
Card fees, Underlying:
Card fees (GAAP)		$86	$87	$97	($1)		(1)	($11)		(11%)	$346	$368	($22)			(6%)
Less: Notable items		—	—	11	—		—	(11)		(100)	—	24	(24)			(100)
Card fees, Underlying (non-GAAP)		$86	$87	$86	($1)		(1)	$—		—%	$346	$344	$2			1%
Other income, Underlying:
Other income (GAAP)		$42	$31	$28	$11		35	$14		50%	$136	$79	$57			72%
Less: Notable items		—	—	(1)	—		—	1		100	—	(9)	9			100
Other income, Underlying (non-GAAP)		$42	$31	$29	$11		35	$13		45%	$136	$88	$48			55%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)		$716	$705	$674	$11		2%	$42		6%	$2,798	$2,657	$141		—	5%
Less: Notable items		—	—	17	—		—	(17)		(100)	—	46	(46)			(100)
Salaries and employee benefits, Underlying (non-GAAP)		$716	$705	$657	$11		2%	$59		9%	$2,798	$2,611	$187			7%
Equipment and software, Underlying:
Equipment and software (GAAP)		$199	$197	$193	$2		1%	$6		3%	$783	$769	$14			2%
Less: Notable items		—	—	3	—		—	(3)		(100)	—	17	(17)			(100)
Equipment and software, Underlying (non-GAAP)		$199	$197	$190	$2		1%	$9		5%	$783	$752	$31			4%
Outside services, Underlying:
Outside services (GAAP)		$148	$161	$170	($13)		(8%)	($22)		(13%)	$633	$639	($6)		—	(1%)
Less: Notable items		—	—	4	—		—	(4)		(100)	—	28	(28)			(100)
Outside services, Underlying (non-GAAP)		$148	$161	$166	($13)		(8%)	($18)		(11%)	$633	$611	$22			4%
Occupancy, Underlying:
Occupancy (GAAP)		$109	$106	$112	$3		3%	($3)		(3%)	$435	$447	($12)			(3%)
Less: Notable items		—	—	5	—		—	(5)		(100)	—	19	(19)			(100)
Occupancy, Underlying (non-GAAP)		$109	$106	$107	$3		3%	$2		2%	$435	$428	$7			2%
Other operating expense, Underlying:
Other operating expense (GAAP)		$171	$166	$167	$5		3%	$4		2%	$662	$722	($60)		—	(8%)
Less: Notable items		—	—	(5)	—		—	5		100	—	46	(46)			(100)
Other operating expense, Underlying (non-GAAP)		$171	$166	$172	$5		3%	($1)		(1%)	$662	$676	($14)			(2%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		4Q25

CET1 Ratio adjusted for AOCI opt-out removal
CET1 capital		$18,240
Less: AFS securities - AOCI		922
HTM securities - AOCI(1)		681
DTA for AFS/HTM securities		33
Pension		249
DTA for Pension		4
CET 1 capital adjusted for AOCI opt-out removal	A	$16,351

Risk-weighted assets		171,493
Less: HTM securities - AOCI		117
AFS securities - AOCI		149
DTA for AFS/HTM securities		(1,276)
Pension		249
DTA for Pension		(215)
Risk-weighted assets adjusted for AOCI opt-out removal	B	$172,469

CET1 Ratio adjusted for AOCI opt-out removal	A/B	9.5%

(1) HTM securities - AOCI refers to unrealized losses recognized on securities before transfer to HTM

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		2025

Net income available to common stockholders:
Private Bank Net income available to common stockholders, (GAAP)	A	$122

Regulatory Capital:
Private Bank Average Risk Weighted Assets (1)	B	$4,889
CFG Capital Allocation Rate (2)	C	10.0%
Private Bank Regulatory Capital	D=B*C	$489

Private Bank Return on Regulatory Capital	A/D	25%

(1) RWA is based on the Basel III standardized approach.
(2) Capital allocation rate is management-defined for internal performance evaluation. It is not based on GAAP.

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "goals," "targets," "initiatives," "potentially," "probably," "projects," "outlook," "guidance" or similar expressions or future conditional verbs such as "may," "will," "likely," "should," "would," and "could."

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank;
•The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin, mortgage originations, mortgage servicing rights, and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources, and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers;
•A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.